UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 23, 2021 (August 17, 2021)

Intercept Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35668 (Commission File Number)	22-3868459 (IRS Employer Identification No.)

10 Hudson Yards, 37th Floor

New York, NY 10001

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ICPT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Indenture and Convertible Senior Secured Notes due 2026

On August 17, 2021, Intercept Pharmaceuticals, Inc. (the “Company”) issued $500.0 million aggregate principal amount of its 3.50% Convertible Senior Secured Notes due 2026 (the “New Notes”), pursuant to an indenture, dated as of August 17, 2021 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated as of August 17, 2021 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee and as collateral agent (in such capacity, the “Collateral Agent”), consisting of (i) New Notes issued in exchange for approximately $306.5 million aggregate principal amount of the Company’s outstanding 3.25% Convertible Senior Notes due 2023 (the “2023 Notes”) and (ii) New Notes issued in exchange for approximately $114.7 million aggregate principal amount of the Company’s outstanding 2.00% Convertible Senior Notes due 2026 (the “2026 Notes”), in each case pursuant to privately-negotiated agreements (the “Exchange Agreements”) with a limited number of existing holders of the 2023 Notes and the 2026 Notes who are both “institutional accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) and “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) (such existing holders, the “Exchange Participants” and such exchange transactions, the “Exchange”) and (iii) approximately $117.6 million aggregate principal amount of New Notes issued for cash (the “Subscription” and, together with the Exchange, the “Transactions”) pursuant to privately-negotiated agreements (the “Subscription Agreements” and, together with the Exchange Agreements, the “Agreements”) with certain qualified investors who are both institutional accredited investors and qualified institutional buyers (the “Purchasers”).

Separately, the Company purchased an aggregate of approximately 4.5 million shares of its common stock (the “Repurchases”) in privately negotiated transactions at a price per share of $16.75, equal to the closing price of the Company’s common stock on August 10, 2021, in order to facilitate the Transactions. These Repurchases could prevent a decrease in the market price of the Company’s common stock or the New Notes.

The following is a brief description of the terms of the Notes and the Indenture. The description of the Indenture is qualified in its entirety by reference to the full and complete terms of the Base Indenture and Supplemental Indenture, which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, each of which is incorporated herein by reference.

The New Notes are senior, secured obligations of the Company, accrue interest payable semi-annually in arrears and will mature on February 15, 2026, unless earlier converted, redeemed or repurchased. The initial conversion rate is 47.7612 shares of the Company’s common stock per $1,000 principal amount of New Notes (equivalent to an initial conversion price of approximately $20.94 per share), subject to customary adjustments.

The New Notes will be convertible into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election. Prior to the close of business on the business day immediately preceding November 15, 2025, the New Notes will be convertible at the option of holders only upon the satisfaction of certain conditions and during certain periods, including if the last reported sale price of the Company’s common stock exceeds 130% of the conversion price for certain specified periods (the “Stock Price Conversion Condition”). Thereafter, holders of the New Notes may convert their New Notes at their option at any time until the close of business on the business day immediately preceding the maturity date.

The Company may redeem for cash all or any portion of the New Notes, at its option, on or after February 20, 2024 if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If (1) the Company elects to redeem all or a portion of the New Notes (2) upon the occurrence of certain corporate events or (3) if the Stock Price Conversion Condition is satisfied with respect to any calendar quarter after the calendar quarter ending September 30, 2022, the Company will, under certain circumstances, increase the conversion rate for holders who elect to convert New Notes (1) during the related redemption period, (2) in connection with such corporate event or (3) in connection with such Stock Price Conversion Condition. If the Company undergoes a “fundamental change,” holders of the New Notes may require the Company to repurchase for cash all or any portion of their New Notes at a fundamental change repurchase price equal to 100% of the principal amount of the New Notes to be repurchased, plus accrued and unpaid interest if any, to, but excluding, the fundamental change repurchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the New Notes then outstanding may declare the entire principal amount of all the New Notes, and the interest accrued on such New Notes, if any, to be immediately due and payable. Upon events of default involving specified bankruptcy events involving the Company, the New Notes will be due and payable immediately.

The New Notes will be guaranteed by certain subsidiaries of the Company which meet certain threshold requirements (any such subsidiary, a “Guarantor”), and will be senior obligations of the Company and any such Guarantor.

Security Agreement

On August 17, 2021, the Company, the Guarantors that may from time to time be a party thereto and the Collateral Agent entered into a Security Agreement relating to the New Notes (the “Security Agreement”).

Pursuant to the Security Agreement, the New Notes will be secured by a first priority security interest in substantially all of the assets of the Company and any Guarantors, subject to certain exceptions.

The description of the Security Agreement is qualified in its entirety by reference to the full and complete terms of the Security Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The New Notes were issued to the Exchange Participants in the Exchange and the Purchasers in the Subscription in private placements in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Exchange Participants and the Purchasers in the Agreements. The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

As of August 20, 2021, the Company agreed with its financial advisor, J. Wood Capital Advisors LLC, to settle its financial advisory fee for services provided in connection with the Transactions through the sale of 769,823 shares of its common stock, par value $0.001 per share, equivalent to $10 million at the price of $12.99, the closing price per share of the Company’s common stock on August 20, 2021. These unregistered securities are being sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company is relying on this exemption from registration based in part on representations made by the financial advisor in its engagement letter.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of August 17, 2021, between Intercept Pharmaceuticals, Inc. and U.S. Bank National Association, as trustee
4.2	First Supplemental Indenture, dated as of August 17, 2021, between Intercept Pharmaceuticals, Inc. and U.S. Bank National Association, as trustee and as collateral agent
4.3	Form of 3.50% Convertible Senior Note due 2026 (included in Exhibit 4.2)
10.1	Security Agreement, dated as of August 17, 2021, among Intercept Pharmaceuticals, Inc., the Guarantors that may from time to time be a party thereto and U.S. Bank National Association, as collateral agent
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

By:	/s/ Rocco Venezia
	Name:	Rocco Venezia
	Title:	Chief Accounting Officer & Treasurer

Date: August 23, 2021

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated as of August 17, 2021, between Intercept Pharmaceuticals, Inc. and U.S. Bank National Association, as trustee
4.2	First Supplemental Indenture, dated as of August 17, 2021, between Intercept Pharmaceuticals, Inc. and U.S. Bank National Association, as trustee and as collateral agent
4.3	Form of 3.50% Convertible Senior Note due 2026 (included in Exhibit 4.2)
10.1	Security Agreement, dated as of August 17, 2021, among Intercept Pharmaceuticals, Inc., the Guarantors that may from time to time be a party thereto and U.S. Bank National Association, as collateral agent
104	Cover Page Interactive Data File (embedded as Inline XBRL document)